Flex Pharma Reports Second Quarter 2018 Financial Results

August 1, 2018

Boston, MA - Flex Pharma, Inc. (NASDAQ: FLKS), today announced its financial results for the three months ended June 30, 2018.

On June 13, 2018, the Company announced that it was ending its ongoing Phase 2 clinical trial investigations of FLX-787 in Motor Neuron Disease (MND), which primarily included patients with amyotrophic lateral sclerosis (ALS), and in Charcot-Marie-Tooth disease (CMT), reducing its workforce and engaged Wedbush PacGrow to help the Company assess its strategic alternatives.

"We continue to believe in the potential of FLX-787 to reduce painful cramps and spasms in patients with neurologic diseases. However, given the additional development work required to advance a FLX-787-based product, it was in the best interest of our stockholders to stop the ongoing MND and CMT studies, reduce our workforce and assess our strategic alternatives. That assessment is underway and we are working diligently to conserve working capital and enhance stockholder value. While we conduct the assessment, we are continuing to assess the potential of FLX-787 in dysphagia (difficulty swallowing) and to operate the HOTSHOT consumer business,” stated Bill McVicar, Ph.D., President and CEO of Flex Pharma.

Corporate Activities:

•	The Company has stopped its clinical trials in MND and CMT and is the process of winding down those studies. That wind-down is expected to be completed in the third quarter of 2018.

•	The majority of the reduction in the Company's workforce announced on June 13, 2018 was completed by June 30, 2018. The remaining reductions will be completed in the third quarter of 2018.

Second Quarter 2018 Financial Results

•	Cash Position: As of June 30, 2018, Flex Pharma had cash and cash equivalents of $15.8 million. The Company held no marketable securities at June 30, 2018. During the three months ended June 30, 2018, cash, cash equivalents and marketable securities decreased by $8.2 million.

•	Total Revenue: Total revenue for the three months ended June 30, 2018 was approximately $245,500.

•
Cost of Product Revenue: Cost of product revenue for the three months ended June 30, 2018 was approximately $179,900. Write-offs during the three months ended June 30, 2018 totaled approximately $85,000, and were related to raw materials not expected to be used for future production runs as well as finished goods used for product sampling that are not expected to be distributed.

•
R&D Expense: Research and development expense for the three months ended June 30, 2018 was $6.2 million. Research and development expense for this period primarily included costs associated with the Company’s clinical operations and subsequent wind-down of FLX-787 Phase 2 clinical studies, personnel costs (including salaries, termination-related costs and stock-based compensation costs), FLX-787 production costs, and external consultant costs.

•
SG&A Expense: Selling, general and administrative expense for the three months ended June 30, 2018 was $3.0 million. Selling, general and administrative expense for this period primarily included personnel costs (including salaries, termination-related costs and stock-based compensation costs), sales, marketing and fulfillment costs related to HOTSHOT, legal and professional costs, and external consultant costs.

•
Net Loss and Cash Flow: Net loss for the three months ended June 30, 2018 was ($9.1) million, or ($0.50) per share and included $0.5 million of stock-based compensation expense. As of June 30, 2018, Flex Pharma had 18,066,142 shares of common stock outstanding. The net loss for the second quarter of 2018 was primarily driven by the Company’s operating expenses related to its research and development efforts, costs associated with HOTSHOT, and general and administrative costs.

About Flex Pharma

Flex Pharma, Inc. is a clinical-stage biotechnology company founded by National Academy of Science members Rod MacKinnon, M.D. (2003 Nobel Laureate), and Bruce Bean, Ph.D., recognized leaders in the fields of ion channels and neurobiology, along with Christoph Westphal, M.D., Ph.D.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the corporate restructuring; the reduction in force and restructuring charges; the potential cost savings resulting from these changes; the ability to achieve cash flow savings; the discontinuation of the Company’s trials of FLX-787 in motor neuron disease and Charcot-Marie-Tooth disease; the ability to continue to develop FLX-787; and the potential for a sale or merger of the Company. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation: uncertainties regarding whether the Company will be able to implement the restructuring in a timely fashion and at the level of expense projected; whether the Company will be able to effectively manage the organizational changes brought about by the restructuring and have sufficient capital resources to fund its continuing operations in future periods to realize its anticipated cost savings; availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of our consumer or drug product candidates; and the inherent uncertainties associated with intellectual property. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in our filings with the U.S. Securities and Exchange Commission (SEC), including the "Risk Factors" contained therein. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.
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Contact:
John McCabe
Chief Financial Officer
Flex Pharma, Inc.
jmccabe@flex-pharma.com
617-874-1824

- Financial Tables to Follow -

Flex Pharma, Inc.
Unaudited Selected Consolidated Balance Sheet Information
(in thousands)
	June 30, 2018	December 31, 2017
Assets:
Cash and cash equivalents	$15,757	$19,186
Marketable securities	—	14,130
Accounts receivable	17	10
Inventory	276	432
Prepaid expenses and other current assets	856	777
Property and equipment, net	180	331
Other assets	127	127
Total assets	$17,213	$34,993

Liabilities and stockholders' equity:
Accounts payable and accrued expenses	$3,734	$5,717
Deferred revenue	—	72
Other liabilities	69	98
Stockholders’ equity	13,410	29,106
Total liabilities and stockholders’ equity	$17,213	$34,993

Unaudited Condensed Consolidated Statements of Operations
(in thousands, except loss per share amounts)
	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Net product revenue	$242	$331	$418	$571
Other revenue	4	5	6	7
Total revenue	246	336	424	578
Costs and expenses:
Cost of product revenue	180	145	264	224
Research and development	6,175	4,076	10,854	7,991
Selling, general and administrative	2,995	4,991	6,692	9,586
Total costs and expenses	9,350	9,212	17,810	17,801

Loss from operations	(9,104)	(8,877)	(17,386)	(17,223)
Interest income, net	52	72	111	150
Net loss	$(9,052)	$(8,805)	$(17,275)	$(17,073)

Net loss per share-basic and diluted	$(0.50)	$(0.51)	$(0.96)	$(1.00)

Weighted-average number of common shares outstanding (1)	18,037	17,130	17,966	17,003

(1)
In 2014, the Company issued approximately 5.4 million shares of restricted stock that vested over four years, through February 2018. These shares were considered outstanding for purposes of computing weighted average shares as they vested. All of these shares have vested and are considered outstanding as of June 30, 2018.